UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 2, 2017

MercadoLibre, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33647	98-0212790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Arias 3751, 7th Floor, Buenos Aires, Argentina C1430CRG
(Address of Principal Executive Offices) (Zip Code)

011-54-11-4640-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On March 17, 2017, MercadoLibre, Inc. (the “Company”) announced a new dividend policy pursuant to which the Company intends to pay fixed quarterly cash dividends of $0.15 per share on its common stock. The new dividend policy will take effect following the payment of the $0.15 per share dividend declared by the Board of Directors of the Company payable on April 17, 2017 to shareholders of record as of the close of business on March 31, 2017. The first fixed quarterly cash dividend under the new policy will be paid on July 17, 2017 to stockholders of record as of the close of business on June 30, 2017.

     The payment of future cash dividends under that policy will be made at the discretion of the Company's Board of Directors and will depend on earnings, operating and financial conditions, capital requirements, and other factors deemed relevant by the Board, including the applicable requirements of the Delaware General Corporation Law and the best interests of MercadoLibre, Inc.'s stockholders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1    Press Release issued by MercadoLibre, Inc. on March 17, 2017 announcing a change in dividend policy for 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MercadoLibre, Inc.

Date: March 17, 2017	By:	/s/ PEDRO ARNT
PEDRO ARNT
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by MercadoLibre, Inc. on March 17, 2017 announcing a change in dividend policy for 2017.